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As filed with the Securities and Exchange Commission on November 7, 2012

Registration No. 333-179397

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 3
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Radius Health, Inc.
(Exact name of registrant as specified in its charter)

Delaware	2834	80-0145732
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

201 Broadway, 6th Floor
Cambridge, Massachusetts 02139
(617) 551-4700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael S. Wyzga
Chief Executive Officer
Radius Health, Inc.
201 Broadway, 6th Floor
Cambridge, Massachusetts 02139
(617) 551-4700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Peter N. Handrinos B. Shayne Kennedy Latham & Watkins LLP John Hancock Tower, 20th Floor 200 Clarendon Street Boston, Massachusetts 02116 (617) 948-6000	Julio E. Vega Bingham McCutchen LLP One Federal Street Boston, Massachusetts 02110 (617) 951-8000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-179397) of Radius Health, Inc., or the Registration Statement, is being filed solely for the purpose of filing an exhibit and updating information regarding expenses of the offering, as indicated in Part II of this Amendment No. 3. This Amendment No. 3 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a prospectus has been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC registration fee, the FINRA filing fee and the NASDAQ Global Market listing fee.

Item	Amount
SEC Registration fee	$8,423
FINRA filing fee	9,125
NASDAQ Global Market listing fee	125,000
Legal fees and expenses	1,211,562
Accounting fees and expenses	211,000
Printing and engraving expenses	174,811
Transfer Agent and Registrar fees	6,500
Blue Sky fees and expenses	10,000
Miscellaneous fees and expenses	21,079

Total	$1,777,500

Item 14.   Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify its directors and officers from certain expenses in connection with legal proceedings and permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by this section.

        The registrant's amended and restated bylaws provide for the indemnification of officers and directors if such persons act in good faith and in a manner reasonably believed to be in and not opposed to the registrant's best interest, and, with respect to any criminal action or proceeding, such indemnified party had no reason to believe his or her conduct was unlawful.

        In addition, the registrant has entered into separate indemnification agreements with the registrant's directors and executive officers which would require the registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature). The indemnification provisions in the registrant's amended and restated bylaws and the indemnification agreements entered into between the registrant and the registrant's directors and executive officers may be sufficiently broad to permit indemnification of the registrant's directors and executive officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. The registrant also intends to maintain director and officer liability insurance, if available on reasonable terms, to insure the registrant's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

        The underwriting agreement will provide for indemnification by the underwriters of the registrant and the registrant's executive officers and directors, and indemnification of the underwriters by the registrant, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, in connection with certain matters.

Item 15.    Recent Sales of Unregistered Securities

        The following summarizes all sales of unregistered securities by the registrant since January 1, 2009:

  •
  On May 17, 2011, the registrant issued 413,254 shares of A-1 convertible preferred stock, 983,208 shares of series A-2 convertible preferred stock, 142,227 shares of series A-3 convertible preferred stock, 3,998 shares of series A-4 convertible preferred stock, 6,443 shares of series A-5 convertible preferred stock and 555,594 shares of common stock, and a warrant to purchase 818 shares of series A-1 convertible preferred stock, in the Merger to the former stockholders of the Former Operating Company in exchange for shares held in the Former Operating Company pursuant to Section 4(2) of the Securities Act and Rule 506 to 34 accredited investors and 17 investors who were not accredited and who the registrant believed immediately prior to making any sale that each such purchaser had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment.

  •
  On May 23, 2011, the registrant issued warrants to purchase an aggregate of 3,070 shares of series A-1 convertible preferred stock to two lenders, both of whom were accredited investors, in connection with a debt financing, pursuant to Section 4(2) of the Securities Act and Rule 506. No separate amount of consideration was paid for the issuance of the warrant under the loan agreement.

  •
  On November 18, 2011, the registrant issued a warrant to purchase 818 shares of series A-1 preferred stock to Leerink Swann LLC as consideration for services rendered in connection with the series A-1 preferred stock financing pursuant to Section 4(2) of the Securities Act. No separate amount of consideration was paid for the issuance of the warrant under the agreement.

  •
  On November 18, 2011, the registrant issued an aggregate of 263,178 shares of series A-1 preferred stock to accredited investors that were the former stockholders of the Former Operating Company pursuant to Section 4(2) of the Securities Act and Rule 506.

  •
  On November 21, 2011, the registrant issued warrants for the purchase of up to an aggregate of 3,070 shares of series A-1 preferred stock to two lenders, pursuant to Section 4(2) of the Securities Act and Rule 506. No separate amount of consideration was paid for the issuance of the warrant under the loan agreement.

  •
  On December 14, 2011, the registrant issued an aggregate of 263,180 shares of series A-1 preferred stock to accredited investors that were the former stockholders of the Former Operating Company pursuant to Section 4(2) of the Securities Act and Rule 506.

  •
  On December 14, 2011, the registrant issued a warrant to purchase 818 shares of series A-1 preferred stock to Leerink Swann LLC as consideration for services rendered in connection with the series A-1 preferred stock financing pursuant to Section 4(2) of the Securities Act. No separate amount of consideration was paid for the issuance of the warrant under the agreement.

  •
  On May 29, 2012, the registrant issued warrants for the purchase of up to an aggregate of 6,140 shares of series A-1 preferred stock to two lenders, pursuant to Section 4(2) of the Securities Act and Rule 506. No separate amount of consideration was paid for the issuance of the warrant under the loan agreement.

        The offers, sales, and issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act or Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions had adequate access, through employment, business, stockholder, other relationships or the delivery of an information statement, to information about the registrant.

Item 16.    Exhibits and Financial Statements

(a)   Exhibits

        See the Exhibit Index beginning on page E-1, which follows the signature pages hereof and is incorporated herein by reference.

(b)   Financial Statement Schedules

        None.

Item 17.    Undertakings

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of the registrant's counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus as filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, The Commonwealth of Massachusetts, on the 7th day of November, 2012.

RADIUS HEALTH, INC.
By:	/s/ MICHAEL S. WYZGA Michael S. Wyzga President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ MICHAEL S. WYZGA Michael S. Wyzga	President, Chief Executive Officer and Director (Principal Executive Officer)	November 7, 2012
/s/ B. NICHOLAS HARVEY B. Nicholas Harvey	Chief Financial Officer (Principal Accounting and Financial Officer)	November 7, 2012
* Alan H. Auerbach	Director	November 7, 2012
* Jonathan J. Fleming	Director	November 7, 2012
* Ansbert K. Gadicke	Director	November 7, 2012
* Kurt C. Graves	Director	November 7, 2012
* Martin Münchbach	Director	November 7, 2012

Signature		Title	Date

* Elizabeth Stoner		Director	November 7, 2012
*By:	/s/ MICHAEL S. WYZGA Michael S. Wyzga Attorney-in-fact

 EXHIBIT INDEX

Exhibit No.	Description
1.1(25)	Underwriting Agreement
2.1(9)	Agreement and Plan of Merger, dated April 25, 2011
3.1(25)	Certificate of Incorporation, as amended
3.2(7)	By-Laws, as amended
3.3(18)	Restated Certificate of Incorporation to be effective upon the listing of the common stock on the NASDAQ Global Market
3.4(18)	Amended and Restated Bylaws to be effective upon the listing of the common stock on the NASDAQ Global Market
4.1(13)	Amended and Restated Stockholders' Agreement, dated as of May 17, 2011, as amended, by and among the Company and the stockholders party thereto
4.2(19)
Second Amended and Restated Stockholders' Agreement, dated as of February 13, 2012, as amended, by and among the Company, as successor to Radius Health, Inc., and the stockholders party thereto, to be effective upon the listing of the common stock on the NASDAQ Global Market
5.1(25)	Opinion of Latham & Watkins LLP
10.1(8)(9)	Clinical Trial Services Agreement and Work Statement NB-1, dated March 29, 2011, by and between the Company, as successor to Radius Health, Inc., and Nordic BioScience Clinical Development VII A/S
10.2(13)	Clinical Trial Services Agreement Amendment No. 1 to Work Statement NB-1, effective as of December 9, 2011, by and between the Company and Nordic Bioscience Clinical Development VII A/S
10.3(8)(22)	Clinical Trial Services Agreement Amendment No. 2 to Work Statement NB-1, effective as of June 18, 2012, by and between the Company and Nordic Bioscience Clinical Development VII A/S
10.4(6)	Amended and Restated Stock Issuance Agreement, dated May 16, 2011, by and between the Company, as successor to Radius Health, Inc., and Nordic BioScience Clinical Development VII A/S
10.5(9)	Side Letter, dated March 29, 2011, by and between the Company, as successor to Radius Health, Inc., and Nordic BioScience Clinical Development VII A/S
10.6(23)	Amendment, dated as of July 26, 2012, to Side Letter Agreement, dated March 29, 2011, by and between the Company and Nordic Bioscience Clinical Development VII A/S
10.7(8)(23)	Letter of Intent, dated as of July 26, 2012, by and between the Company and Nordic Bioscience Clinical Development VII A/S
10.8(26)	Letter of Intent, dated as of October 22, 2012, by and between the Company and Nordic Bioscience Clinical Development VII A/S
10.9(8)(9)	License Agreement, dated September 27, 2005, by and between the Company, as successor to Nuvios, Inc., and SCRAS SAS, on behalf of itself and its Affiliates
10.10(8)(9)	Pharmaceutical Development Agreement, dated January 2, 2006, by and between the Company, as successor to Radius Health, Inc., and Beaufour Ipsen Industrie SAS

Exhibit No.	Description
10.11(8)(9)	Amendment No. 1 to Pharmaceutical Development Agreement, dated January 1, 2007, by and between the Company, as successor to Radius Health, Inc., and Beaufour Ipsen Industrie SAS
10.12(9)	License Agreement Amendment No. 1, dated September 12, 2007, by and between the Company, as successor to Radius Health, Inc., and SCRAS SAS
10.13(8)(9)	Amendment No. 2 to Pharmaceutical Development Agreement, dated January 1, 2009, by and between the Company, as successor to Radius Health, Inc., and Beaufour Ipsen Industrie SAS
10.14(8)(9)	Amendment No. 3 to Pharmaceutical Development Agreement, dated June 16, 2010, by and between the Company, as successor to Radius Health, Inc., and Beaufour Ipsen Industrie SAS
10.15(8)(14)	Amendment No. 4 to Pharmaceutical Development Agreement, entered into as of December 15, 2011, by and between the Company and Beaufour Ipsen Industrie S.A.S.
10.16(10)	License Agreement Amendment No. 2, dated May 11, 2011, by and between the Company, as successor to Radius Health, Inc., and Ipsen Pharma SAS
10.17(10)	Series A-1 Convertible Preferred Stock Issuance Agreement, dated May 11, 2011, by and between the Company, as successor to Radius Health, Inc., and Ipsen Pharma SAS
10.18(9)	Development and Manufacturing Services Agreement, dated October 16, 2007, by and between the Company, as successor to Radius Health, Inc., and LONZA Sales Ltd.
10.19(8)(9)	Work Order No. 2, dated January 15, 2010, by and between the Company, as successor to Radius Health, Inc., and LONZA Sales Ltd.
10.20(8)(9)	Amendment No. 3 to Work Order No.2, dated December 15, 2010, by and between the Company, as successor to Radius Health, Inc., and LONZA Sales Ltd.
10.21(8)(15)	Work Order No. 4, dated December 23, 2011, by and between the Company, as successor to Radius Health, Inc., and LONZA Sales Ltd.
10.22(8)(9)	Development and Clinical Supplies Agreement, dated June 19, 2009, by and among the Company, as successor to Radius Health, Inc., and 3M Co. and 3M Innovative Properties Co.
10.23(8)(9)	Amendment No. 1, dated December 31, 2009, to the 3M Development Agreement, by and among the Company, as successor to Radius Health, Inc., and 3M Co. and 3M Innovative Properties Co.
10.24(8)(9)	Amendment No. 2, dated September 16, 2010, to the 3M Development Agreement, by and among the Company, as successor to Radius Health, Inc., and 3M Co. and 3M Innovative Properties Co.
10.25(8)(9)	Amendment No. 3, dated September 29, 2010, to the 3M Development Agreement, by and among the Company, as successor to Radius Health, Inc., and 3M Co. and 3M Innovative Properties Co.
10.26(8)(9)	Change Order Form—Amendment No. 5, dated February 4, 2011, to the 3M Development Agreement, by and among the Company, as successor to Radius Health, Inc., and 3M Co. and 3M Innovative Properties Co.

Exhibit No.	Description
10.27(8)(9)	Amendment No. 4, dated March 2, 2011, to the 3M Development Agreement, by and among the Company, as successor to Radius Health, Inc., and 3M Co. and 3M Innovative Properties Co.
10.28(8)(9)	Change Order Form #6, dated June 20, 2011, to the 3M Development Agreement, by and between the Company and 3M
10.29(8)(9)	Change Order Form #7, dated August 2, 2011, to the 3M Development Agreement, by and between the Company and 3M
10.30(8)(9)	Change Order Form #8, dated July 28, 2011, to the 3M Development Agreement, by and between the Company and 3M
10.31(8)(9)	Addendum to Change Order Form #8, dated August 16, 2011, to the 3M Development Agreement, by and between the Company and 3M
10.32(8)(9)	Change Order Form #9, dated August 12, 2011, to the 3M Development Agreement, by and between the Company and 3M
10.33(8)(9)	Change Order Form #10, dated October 3, 2011, to the 3M Development Agreement, by and between the Company and 3M
10.34(8)(20)	Change Order Form #12, dated February 23, 2012, to the 3M Development Agreement, by and between the Company and 3M
10.35(8)(16)	Change Order Form #13, dated May 1, 2012, to the 3M Development Agreement, by and between the Company and 3M
10.36(24)*	Change Order Form #14, dated August 15, 2012, to the 3M Development Agreement, by and between the Company and 3M
10.37(24)*	Change Order Form #15, dated July 16, 2012, to the 3M Development Agreement, by and between the Company and 3M
10.38(8)(9)	Laboratory Services and Confidentiality Agreement, dated March 31, 2004, by and between the Company, as successor to Nuvios, Inc., and Charles River Laboratories, Inc.
10.39(9)	First Amendment to Laboratory Services and Confidentiality Agreement, dated November 7, 2008, by and between the Company, as successor to Radius Health, Inc., and Charles River Laboratories, Inc.
10.40(8)(9)	Letter of Payment Authorization, dated November 20, 2010, by and between the Company, as successor to Radius Health, Inc., and Charles River Laboratories Preclinical Services Montréal Inc.
10.41(8)(9)	Letter of Payment Authorization, dated February 7, 2011, by and between the Company, as successor to Radius Health, Inc., and Charles River Laboratories Preclinical Services Montréal Inc.
10.42(24)*	Letter of Payment Authorization, dated September 24, 2012, by and between the Company and Charles River Laboratories, Inc.
10.43(8)(9)	License Agreement, dated June 29, 2006, by and between the Company, as successor to Radius Health, Inc., and Eisai Co., Ltd.
10.44(10)	Series A-1 Purchase Agreement, dated April 25, 2011, by and among the Company, as successor to Radius Health, Inc., and the Investors listed therein, as amended

Exhibit No.	Description
10.45(17)	Amendment No. 1 to Series A-1 Convertible Preferred Stock Purchase Agreement, dated May 11, 2011
10.46(1)	Redemption Agreement, by and between MPM Acquisition Corp. and MPM Asset Management LLC, dated April 25, 2011
10.47(2)(3)	Radius Health, Inc. (f/k/a Nuvios, Inc.) 2003 Long-Term Incentive Plan, assumed in the Merger
10.48(2)(3)	Radius Health, Inc. First Amendment to 2003 Long-Term Incentive Plan effective as of December 15, 2006, assumed in the Merger
10.49(2)(3)	Radius Health, Inc. Second Amendment to 2003 Long-Term Incentive Plan effective as of March 28, 2008, assumed in the Merger
10.50(2)(3)	Radius Health, Inc. Third Amendment to 2003 Long-Term Incentive Plan effective as of November 14, 2008, assumed in the Merger
10.51(2)	Radius Health, Inc. 2003 Long-Term Incentive Plan Form of Stock Option Agreement
10.52(2)(3)
Radius Health, Inc. (f/k/a Nuvios, Inc.) 2003 Long-Term Incentive Plan Stock Option Agreement, dated October 28, 2004, by and between the Company, as successor to Nuvios, Inc., and Richard Lyttle for Option No. 04-103
10.53(2)(3)
Radius Health, Inc. 2003 Long-Term Incentive Plan Incentive Stock Option Agreement, dated July 12, 2007, by and between the Company, as successor to Radius Health, Inc., and Richard Lyttle for Option No. 07-08
10.54(2)(3)
Radius Health, Inc. 2003 Long-Term Incentive Plan Incentive Stock Option Agreement, dated May 8, 2008, by and between the Company, as successor to Radius Health, Inc., and Richard Lyttle for Option No. 08-09
10.55(2)(3)
Radius Health, Inc. 2003 Long-Term Incentive Plan Incentive Stock Option Agreement, dated December 3, 2008, by and between the Company, as successor to Radius Health, Inc., and Richard Lyttle for Option No. 08-14
10.56(2)(3)
Radius Health, Inc. 2003 Long-Term Incentive Plan Incentive Stock Option Agreement, dated February 15, 2006, by and between the Company, as successor to Radius Health, Inc., and Louis O'Dea for Option No. 06-07
10.57(2)(3)
Radius Health, Inc. 2003 Long-Term Incentive Plan Incentive Stock Option Agreement, dated July 12, 2007, by and between the Company, as successor to Radius Health, Inc., and Louis O'Dea for Option No. 07-07
10.58(2)(3)
Radius Health, Inc. 2003 Long-Term Incentive Plan Incentive Stock Option Agreement, dated May 8, 2008, by and between the Company, as successor to Radius Health, Inc., and Louis O'Dea for Option No. 08-05
10.59(2)(3)
Radius Health, Inc. 2003 Long-Term Incentive Plan Incentive Stock Option Agreement, dated December 3, 2008, by and between the Company, as successor to Radius Health, Inc., and Louis O'Dea for Option No. 08-10
10.60(2)(3)
Radius Health, Inc. (f/k/a Nuvios, Inc.) 2003 Long-Term Incentive Plan Stock Option Agreement, dated December 16, 2003, by and between the Company, as successor to Nuvios, Inc., and Gary Hattersley for Option No. 03-001

Exhibit No.	Description
10.61(2)(3)	Radius Health, Inc. 2003 Long-Term Incentive Plan Incentive Stock Option Agreement, dated February 15, 2006, by and between the Company, as successor to Radius Health, Inc., and Gary Hattersley for Option No. 06-02
10.62(2)(3)
Radius Health, Inc. 2003 Long-Term Incentive Plan Incentive Stock Option Agreement, dated July 12, 2007, by and between the Company, as successor to Radius Health, Inc., and Gary Hattersley for Option No. 07-06
10.63(2)(3)
Radius Health, Inc. 2003 Long-Term Incentive Plan Incentive Stock Option Agreement, dated May 8, 2008, by and between the Company, as successor to Radius Health, Inc., and Gary Hattersley for Option No. 08-08
10.64(2)(3)
Radius Health, Inc. 2003 Long-Term Incentive Plan Incentive Stock Option Agreement, dated December 3, 2008, by and between the Company, as successor to Radius Health, Inc., and Gary Hattersley for Option No. 08-13
10.65(2)(3)
Radius Health, Inc. 2003 Long-Term Incentive Plan Incentive Stock Option Agreement, dated July 12, 2007, by and between the Company, as successor to Radius Health, Inc., and Nick Harvey for Option No. 07-09
10.66(2)(3)
Radius Health, Inc. 2003 Long-Term Incentive Plan Incentive Stock Option Agreement, dated May 8, 2008, by and between the Company, as successor to Radius Health, Inc., and Nick Harvey for Option No. 08-06
10.67(2)(3)
Radius Health, Inc. 2003 Long-Term Incentive Plan Incentive Stock Option Agreement, dated December 3, 2008, by and between the Company, as successor to Radius Health, Inc., and Nick Harvey for Option No. 08-11
10.68(3)(10)	Radius Health, Inc. 2003 Long-Term Incentive Plan Stock Option Agreement, dated October 12, 2010, by and between the Company and Alan Auerbach for Option No. 10-01
10.69(3)(10)	Radius Health, Inc. 2003 Long-Term Incentive Plan Stock Option Agreement, dated October 12, 2010, by and between the Company and Alan Auerbach for Option No. 10-02
10.70(4)	Radius Health, Inc. 2011 Equity Incentive Plan
10.71(4)	Form of Radius Health, Inc. 2011 Equity Incentive Plan Stock Option Agreement
10.72(4)	Radius Health, Inc. 2011 Equity Incentive Plan Stock Option Agreement, dated November 7, 2011, by and between the Company and Kurt C. Graves for Option No. 11-01
10.73(4)	Radius Health, Inc. 2011 Equity Incentive Plan Statutory Stock Option Agreement, dated November 7, 2011, by and between the Company and Kurt C. Graves for Option No. 11-02
10.74(2)	Employment Letter Agreement, dated July 2, 2004, by and between the Company, as successor to Nuvios, Inc., and C. Richard Edmund Lyttle
10.75(12)	Transition Agreement, dated December 1, 2011, by and between the Company and C. Richard Edmund Lyttle
10.76(20)	First Amendment to Transition Agreement, dated February 29, 2012, by and between the Company and C. Richard Edmund Lyttle

Exhibit No.	Description
10.77(20)	Consulting Agreement, dated February 29, 2012, by and between the Company and C. Richard Edmund Lyttle
10.78(2)	Employment Letter Agreement, November 14, 2003, by and between the Company, as successor to Nuvios, Inc., and Gary Hattersley
10.79(2)	Employment Letter Agreement, dated January 30, 2006, by and between the Company, as successor to Radius Health, Inc., and Louis O'Dea
10.80(2)	Employment Letter Agreement, dated November 15, 2006, by and between the Company, as successor to Radius Health, Inc., and B. Nicholas Harvey
10.81(12)	Letter Agreement, dated December 1, 2011, by and between the Company and Michael S. Wyzga
10.82(18)	Employment Letter Agreement, dated November 9, 2011, by and between the Company and Louis Brenner
10.83(16)	Employment Letter Agreement, dated March 27, 2012, by and between the Company and Michael Franken
10.84(2)	Indemnification Agreement, dated May 17, 2011, by and between the Company, as successor to Radius Health, Inc., and Ansbert K. Gadicke
10.85(2)	Indemnification Agreement, dated May 17, 2011, by and between the Company, as successor to Radius Health, Inc., and C. Richard Edmund Lyttle
10.86(2)	Indemnification Agreement, dated May 17, 2011, by and between the Company, as successor to Radius Health, Inc., and Martin Münchbach
10.87(2)	Indemnification Agreement, dated May 17, 2011, by and between the Company, as successor to Radius Health, Inc., and Jonathan Fleming
10.88(2)	Indemnification Agreement, dated May 17, 2011, by and between the Company, as successor to Radius Health, Inc., and Kurt Graves
10.89(2)	Indemnification Agreement, dated May 17, 2011, by and between the Company, as successor to Radius Health, Inc., and Elizabeth Stoner
10.90(2)	Indemnification Agreement, dated October 12, 2010, by and between the Company, as successor to Radius Health, Inc., and Alan Auerbach
10.91(18)	Indemnification Agreement, dated December 5, 2011, by and between the Company and Michael S. Wyzga
10.92(2)	Indemnification Agreement, dated November 14, 2003, by and between the Company, as successor to Nuvios, Inc., and Michael Rosenblatt, M.D.
10.93(2)	Indemnification Agreement, dated November 14, 2003, by and between the Company, as successor to Nuvios, Inc., and Christopher Mirabelli
10.94(2)	Indemnification Agreement, dated November 14, 2003, by and between the Company, as successor to Nuvios, Inc., and Augustine Lawlor
10.95(2)	Indemnification Agreement, dated November 14, 2003, by and between the Company, as successor to Nuvios, Inc., and Edward Mascioli, M.D.

Exhibit No.	Description
10.96(7)	Consent to Sublease, dated January 14, 2011, by and among the Company, as successor to Radius Health, Inc., Sonos, Inc., and Broadway/Hampshire Associates Limited Partnership
10.97(7)	Sublease, dated January 14, 2011, by and between the Company, as successor to Radius Health, Inc., and Sonos, Inc.
10.98(2)	Amended and Restated Warrant to Purchase Common Stock, dated May 17, 2011, by and between the Company, as successor to Radius Health, Inc., and SVB Financial Group
10.99(2)(3)	Warrant to Purchase Series A-1 Convertible Preferred Stock, dated May 17, 2011, by and between the Company, as successor to Radius Health, Inc., and Leerink Swann LLC
10.100(13)	Warrant to Purchase Series A-1 Convertible Preferred Stock issued by the Company to Leerink Swann LLC on November 18, 2011
10.101(13)	Warrant to Purchase Series A-1 Convertible Preferred Stock issued by the Company to Leerink Swann LLC on December 14, 2011
10.102(5)	Loan and Security Agreement, dated May 23, 2011, with General Electric Capital Corporation as agent and a lender, and Oxford Finance LLC as a lender
10.103(20)	First Amendment to Loan and Security Agreement, dated February 27, 2012, by and among the Company, General Electric Capital Corporation and Oxford Finance LLC
10.104(21)	Third Amendment to Loan and Security Agreement, dated May 29, 2012, by and among the Company, General Electric Capital Corporation and Oxford Finance LLC
10.105(5)	Promissory Note, dated May 23, 2011, issued by the Company to General Electric Capital Corporation in the principal amount of up to $12,500,000
10.106(5)	Promissory Note, dated May 23, 2011, issued by the Company to Oxford Finance LLC in the principal amount of $3,125,000
10.107(5)	Promissory Note, dated May 23, 2011, issued by the Company to Oxford Finance LLC in the principal amount of up to $9,375,000
10.108(11)	Promissory Note, dated May 23, 2011, issued by the Company to Oxford Finance LLC in the principal amount of up to $6,250,000
10.109(5)	Warrant to Purchase Shares of Series A-1 Convertible Preferred Stock, dated May 23, 2011, issued by the Company to GE Capital Equity Investments
10.110(5)	Warrant to Purchase Shares of Series A-1 Convertible Preferred Stock, dated May 23, 2011, issued by the Company to Oxford Finance LLC
10.111(11)	Warrant to Purchase Shares of Series A-1 Convertible Preferred Stock, dated November 21, 2011, issued by the Company to GE Capital Equity Investments
10.112(11)	Warrant to Purchase Shares of Series A-1 Convertible Preferred Stock, dated November 21, 2011, issued by the Company to Oxford Finance LLC
10.113(21)	Warrant to Purchase Shares of Series A-1 Convertible Preferred Stock, dated May 29, 2012, issued by the Company to GE Capital Equity Investments
10.114(21)	Warrant to Purchase Shares of Series A-1 Convertible Preferred Stock, dated May 29, 2012, issued by the Company to Oxford Finance LLC

Exhibit No.	Description
10.115(7)	Lease by and between Broadway Hampshire Associates Limited Partnership and Radius Health, Inc. 201 Broadway Cambridge, Massachusetts, dated July 15, 2011
23.1(25)	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2(25)	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1(18)	Power of Attorney
101.INS(25)	XBRL Instance Document
101.SCH(25)	XBRL Taxonomy Extension Schema Document
101.CAL(25)	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB(25)	XBRL Taxonomy Extension Label Linkbase Document
101.PRE(25)	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF(25)	XBRL Taxonomy Extension Definition Linkbase Document

*
Confidential treatment has been requested with respect to portions of this exhibit. Redacted portions of this exhibit have been filed separately with the SEC.

(1)
Incorporated by reference to our Current Report on Form 8-K filed on April 29, 2011.

(2)
Incorporated by reference to our Current Report on Form 8-K filed on May 23, 2011.

(3)
Share numbers and per share prices are presented pre-Reverse Split completed by Radius Health, Inc. on May 17, 2011.

(4)
Incorporated by reference to our Registration Statement on Form S-1/A filed on November 7, 2011.

(5)
Incorporated by reference to our Current Report on Form 8-K filed on May 27, 2011.

(6)
Incorporated by reference to our Quarterly Report on Form 10-Q/A filed on October 24, 2011.

(7)
Incorporated by reference to our Current Report on Form 8-K/A filed on September 30, 2011.

(8)
Confidential Treatment Granted. Redacted Portion Filed Separately with the SEC.

(9)
Incorporated by reference to our Current Report on Form 8-K/A filed on October 24, 2011.

(10)
Incorporated by reference to our Current Report on Form 8-K filed on November 7, 2011.

(11)
Incorporated by reference to our Current Report on Form 8-K filed on November 23, 2011.

(12)
Incorporated by reference to our Current Report on Form 8-K filed on December 5, 2011.

(13)
Incorporated by reference to our Current Report on Form 8-K filed on December 15, 2011.

(14)
Incorporated by reference to our Current Report on Form 8-K filed on December 21, 2011.

(15)
Incorporated by reference to our Current Report on Form 8-K filed on December 30, 2011.

(16)
Incorporated by reference to our Quarterly Report on Form 10-Q filed on May 4, 2012.

(17)
Incorporated by reference to our Registration Statement on Form S-1 filed on June 23, 2011.

(18)
Incorporated by reference to our Registration Statement on Form S-1 filed on February 6, 2012.

(19)
Incorporated by reference to our Current Report on Form 8-K filed on February 17, 2012.

(20)
Incorporated by reference to our Current Report on Form 8-K filed on February 29, 2012.

(21)
Incorporated by reference to our Current Report on Form 8-K filed on June 4, 2012.

(22)
Incorporated by reference to our Current Report on Form 8-K filed on June 22, 2012.

(23)
Incorporated by reference to our Current Report on Form 8-K filed on August 1, 2012.

(24)
Incorporated by reference to our Registration Statement on Form S-1/A filed on September 28, 2012.

(25)
Incorporated by reference to our Registration Statement on Form S-1/A filed on October 19, 2012.

(26)
Filed herewith.

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